EXHIBIT 5.1

[ANS Letterhead]

May 31, 2005

Advanced Neuromodulation Systems, Inc.
6901 Preston Road
Plano, Texas 75024

Re:	Registration Statement on Form S-8 for the Advanced Neuromodulation Systems, Inc. 2004 Stock Option Plan (the “Plan”)

Ladies and Gentlemen:

     I have acted as counsel to Advanced Neuromodulation Systems, Inc., a Texas corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 1,000,000 shares (and, in addition, an indeterminate number of additional shares if certain adjustment provisions of the Plan become operative) (the “Shares”) of the Company’s common stock, $.05 par value per share, issuable under the Plan. The Shares are being registered pursuant to a registration statement on Form S-8 to be filed with the Securities and Exchange Commission (the “Commission”) on or about May 31, 2005 (the “Registration Statement”).

     In connection with this opinion, I have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as I have deemed necessary or advisable for the purposes of this opinion. I have assumed that all signatures on all documents presented to me are genuine, that all documents submitted to me as originals are accurate and complete and that all documents submitted to me as copies are true and correct copies of the originals thereof. I have also relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

     Based on the foregoing, I am of the opinion that the Shares will be, if and when issued pursuant to the Plan, validly issued, fully paid and nonassessable, assuming that the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance, and further assuming that the consideration received by the Company for the Shares exceeds the par value thereof.

     I consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Kenneth G. Hawari
Kenneth G. Hawari
In my capacity as General Counsel of Advanced Neuromodulation Systems, Inc.